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                                                                Exhibit 10.26(f)

                 FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER
                         REPURCHASE AGREEMENT GOVERNING
                      PURCHASES AND SALES OF MORTGAGE LOANS


     This Fourth Amendment, dated as of December 30, 1999 (the "FOURTH AMENDMENT") to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of February 10, 1999, is made by and between LEHMAN COMMERCIAL PAPER INC. ("BUYER") and AAMES CAPITAL CORPORATION ("SELLER" and, together with they Buyer, the "Parties").


                                 R E C I T A L S

     WHEREAS, the Seller and the Buyer are parties to an Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of February 10, 1999 (as amended, the "AGREEMENT"), pursuant to which Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain mortgage loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such mortgage loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

     WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the mortgage loans.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, effective as of the date hereof:

     SECTION 1. AMENDMENTS.

     1.1 Paragraph (a) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

         "Net Worth shall be less than $105,000,000 at any time from December 31, 1999 to March 31, 2000."

     1.2 Paragraph (b) of the definition "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

         "Tangible Net Worth shall be less than $105,000,000 at any time from December 31, 1999 to March 31, 2000."

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     1.3 Paragraph (c) of the definition of "Trigger Event in Section 2 is deleted in its entirety and replaced with the following language:

         "The Leverage Ration shall exceed 6.5 to 1.0".

     1.4 Section 13(xiii) is deleted in its entirety and replaced with the following language:

         "Net Worth shall be less than $100,000,000 at any time from December 31, 1999 to March 31, 2000."

     1.5 Section 13(xiv) is deleted in its entirety and replaced with the following language:

         "Tangible Net Worth shall be less than $100,000,000 at any time from December 31, 1999 to March 31, 2000."

     1.6 Section 13(xv) is deleted in its entirety and replaced with the following language:

         "at any time, the Leverage Ratio shall exceed 6.5 to 1.0;"

     1.7 Section 13(xvi) is deleted in its entirety and replaced with the following language:

         "the Adjusted Leverage Ratio shall exceed (a) 3.0 to 1.0 on the last Business Day of any calendar month or (b) 3.5 to 1.0 on any other day;"

     1.8 Section 13(xvii) is deleted in its entirety and replaced with the following language:

         "At quarter end on or after March 31, 2000, the Interest Coverage Ratio shall be less than 1.0 to 1.0;"

     SECTION 2. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each Party hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

     2.2 Each of the Parties hereby represents and warrants to the other parties that (a) this Second Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Fourth Amendment has been duly authorized by all requisite corporate action on the party of such Party and will not violate any provision of the organizational documents of such Party.

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     SECTION 3. EXPENSES.

     Seller shall pay all out-of-pocket costs and expenses (including legal fees and disbursements) reasonably incurred by Buyer in connection with the preparation and execution of this Fourth Amendment.

     SECTION 4. EFFECT UPON THE AGREEMENT.

     4.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to this "Agreement" in the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

     4.2 The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

     SECTION 5. GOVERNING LAW.

     THIS FOURTH AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     SECTION 6. COUNTERPARTS.

     This Fourth Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

     SECTION 7. OTHER.

     This Fourth Amendment is subject to the successful consummation and funding of the Greenwich working capital transaction in the approximate amount of $35,000,000 by on or about February 11, 2000.



                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed as of the day and year first above written.


                                   SELLER:

                                   AAMES CAPITAL CORPORATION, as Seller

                                   By:      /s/ David A. Sklar
                                      ----------------------------------------
                                      Name: David A. Sklar
                                      Title: Executive Vice President and CFO


                                   BUYER:

                                   LEHMAN COMMERCIAL PAPER INC., as Buyer

                                   By:      /s/ Francis X. Gilhool
                                      ----------------------------------------
                                      Name:  Francis X. Gilhool
                                      Title: SVP